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                  CONSENT OF RICHARD A. EISNER & COMPANY, LLP
                              INDEPENDENT AUDITORS


     We consent to the incorporation by reference in form S-8 Registration Statement No. 33-69812 of Just Toys, Inc. and subsidiaries of our report dated March 27, 1995 which appears in this annual report on Form 10-K for the year ended December 31, 1996.


/s/ Richard A. Eisner & Company, LLP

New York, New York
March 28, 1997